Exhibit 99.1

OSS Reports Q1 2019 Results: Revenue Up 41% to $10.1 Million

ESCONDIDO, Calif., May 9, 2019 – One Stop Systems, Inc. (Nasdaq: OSS), a leader in specialized high-performance computing, reports results for the first quarter 2019 and guidance for the second quarter of 2019.

Financial & Operational Highlights

•

Revenue increased 41% to $10.1 million. Revenue was lower than expected due to customer-delayed shipments slipping into the second quarter, partially offset by shipments to other customers that exceeded expectations.

•	Received a $4 million purchase order, with a $1 million customer extension option, from a major OEM in the media and entertainment industry.

•	Secured a $1.3 million purchase order for customized Embedded PCs from a customer in the medical industry.

•	Received a $1.1 million purchase order for the company’s GPUltima computing system for a mobile RF signal analysis application.

•	Won a major design-in for AI on the Fly™ specialized elements within next-generation autonomous vehicles.

•

Appointed Kimberly Sentovich to board of directors bringing to OSS senior-level executive experience, including multibillion-dollar profit and loss responsibility for Fortune 500 companies including Walmart and The Home Depot.

Product & Technology Highlights

•	Introduced the world’s first PCle Gen 4 backplane, which doubles data transfer performance versus the previous generation.

•	Launched new AI on the Fly product family powered by the latest GPU technology, providing world-class compute acceleration performance.

•	Developed new video display controller solutions, with capabilities to display 4K and 8K video content optimized for virtual studio applications.

•	Developed state-of-the-art PCIe Gen 4 render accelerator and video recorder platforms designed to accelerate media workflows and production.

Financial Summary

Consolidated revenue in the first quarter of 2019 increased 41% to $10.1 million from $7.1 million in the same year-ago quarter. The increase was primarily driven by revenue from acquisitions, which contributed $4.8 million in the quarter, partially offset by a decrease in revenue on an organic basis and dissolution of SkyScale.

Revenue for the first quarter was lower than expected due to the delay of shipments for two purchase orders totaling $3.2 million. One delayed shipment was for military flash array products, which was delayed due to customer-requested postponement of the shipment. These products were subsequently shipped in April.

The second delayed shipment was for in-flight entertainment systems, which was delayed due to late-arriving materials that did not meet specifications. The issues that delayed this second shipment have also been resolved, and these products are expected to ship later this month.

These delays effectively shifted revenue from the first to the second quarter. The revenue delays for these two shipments were offset by about $1 million in shipments to other customers that exceeded expectations.

Revenue on an organic basis, which excludes 2018 acquisitions, decreased 27% to $5.2 million in Q1, due to the delayed shipment for flash array products.

Bressner, acquired in October 2018, contributed $4.5 million or 45% of consolidated revenue in Q1. CDI, acquired in August 2018, contributed $300,000 or 3% of the consolidated revenue in Q1.

Gross profit was $2.4 million or 24% of net revenue, compared to $2.2 million or 31% of net revenue in the same year-ago quarter. The decrease in gross margin percentage is due to lower sales of flash array products and in-flight entertainment systems attributed to the shipment delays, and lower margins from Bressner due to a certain bulk sale.

Total operating expenses increased 52% to $4.4 million from $2.9 million in first quarter 2018. The increase was due to expenses associated with being a public company, and increased expenses associated with CDI and Bressner.

Net loss attributable to common stockholders on a GAAP basis totaled $945,000 or $(0.07) per share in Q1 compared to $794,000 or $(0.08) per share in the year-ago period.

Net loss attributable to common stockholders on a non-GAAP basis totaled $418,000 or $(0.03) per share in Q1, as compared to $660,000 or $(0.07) per share in the same year-ago period.

Adjusted EBITDA, a non-GAAP term, was a loss of $1.4 million in Q1, as compared to a loss of $237,000 in the same year-ago period. See definitions of these non-GAAP terms and reconciliation to GAAP, below.

Cash and cash equivalents totaled $455,000 at March 31, 2019, as compared to $2.3 million at December 31, 2018. The decrease is primarily due to cash used to pay down Bressner subsidiary debt, as well as for working capital and infrastructure investments.

To provide for future liquidity, during the first quarter, certain members of the company’s board of directors agreed to funding commitments of up to $4.0 million. In addition, the Bressner subsidiary entered into a new line of credit for up to €2 million.

Subsequent to the quarter-end, the company borrowed $1.5 million of the $4.0 million commitment from multiple parties, inclusive of members of the board of directors. Bressner also entered into a new term loan agreement for €500,000.

In 2019, the company is investing approximately $1.5 million in infrastructure projects to increase capacity, improve operating efficiencies and stay on the forefront of high-performance computing technologies. These investments include a major expansion and remodel of the company’s corporate headquarters and primary manufacturing facilities in Escondido, implementation of a new company-wide ERP system, and investment in new hardware and software tools relating to high bandwidth system design.

The company is developing plans for cost containment as well as debt and/or equity financing to ensure liquidity will be sufficient to meet cash requirements for operations for at least the next 12 months.

Management Commentary

“The delayed shipments for two key customers had a significant impact on our Q1 financial results,” said OSS president and CEO, Steve Cooper. “Now that the delays have been resolved, we are comfortable that these delays represent a short-term shift in revenue timing.

“Other than the shipping delays, it was a strong first quarter in many respects. We are encouraged that the broader segments of our business exceeded our expectations in Q1, that our major OEM customers are scaling up, and we are making significant progress toward winning new major OEM design-ins. Our technology and architectural leadership with PCIe Gen 4 and AI on the Fly, are resonating in the marketplace and providing increasing opportunities for new business.

“With the delayed order revenue expected to shift into Q2, we anticipate record revenue for the quarter, keeping us on track for our stated guidance range for the full fiscal year.”

Guidance Update

The company reiterates its outlook for the full year 2019: revenue is anticipated to be between $54 million and $58 million, representing organic growth of 12% to 18% and overall growth of 51% to 54%.

The company expects revenue for Q2-2019 (inclusive of revenue shift from Q1) to be in the range of $13.8 million to $15.0 million, representing growth of 134% to 155%, with organic growth of 54% to 68%, as compared to the same year-ago quarter. At the midpoint of the guidance, the revenue is expected to be approximately $9.6 million organically, with Bressner contributing $3.8 million and CDI adding $1.0 million.

Quarterly revenue may fluctuate plus or minus 15% from the company’s guidance in any given quarter due to variations in delivery schedules and/or seasonal fluctuations.

Conference Call

OSS management will hold a conference call to discuss its first quarter 2019 results later today, followed by a question and answer period.

Date: Thursday, May 9, 2019

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Toll-free dial-in number: 1-888-204-4368

International dial-in number: 1-323-994-2082

Conference ID: 8530953

The conference call will be webcast live and available for replay here as well as via a link in the Investors section of the company’s website at ir.onestopsystems.com. OSS regularly uses its website to disclose material and non-material information to investors, customers, employees and others interested in the company.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 8:00 p.m. Eastern Time on the same day through May 23, 2019.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 8530953

About One Stop Systems

One Stop Systems, Inc. (OSS) designs and manufactures high performance compute accelerators, flash storage arrays and customized servers for deep learning, AI, defense, finance and entertainment applications. OSS utilizes the power of PCI Express, the latest GPU accelerators and NVMe flash cards to build award-winning systems, including many industry firsts, for OEMs and government customers. The company’s innovative hardware and Ion Accelerator Software offers exceptional performance and unparalleled scalability. OSS products are available directly or through global distributors. For more information, go to www.onestopsystems.com

Non-GAAP Financial Measures

OSS management believes that the use of adjusted earnings before interest, taxes, depreciation and amortization, or adjusted EBITDA, is helpful for an investor to assess the performance of the company. The company defines adjusted EBITDA as income (loss) attributed to common stockholders before interest, taxes, depreciation, amortization, acquisition expense, finance cost, fair value adjustments from purchase accounting, stock-based compensation, and expenses related to discontinued operations.

Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States, or GAAP. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, OSS management believes that providing a non-GAAP financial measure that excludes non-cash and non-recurring expenses allows for meaningful comparisons between the company’s core business operating results and those of other companies, as well as providing an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time.

The company’s adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. The company’s adjusted EBITDA is not a measurement of financial performance under GAAP, and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. OSS management does not consider adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results.

	For The Three Month Periods ended March 31,
	2019	2018
Net loss attributable to common stockholders	$(944,729)	$(794,419)
Depreciation and amortization	464,727	253,758
Amortization of debt discount	—	24,830
Amortization of deferred gain	(16,479)	(28,838)
Stock-based compensation expense	167,474	35,318
Interest expense	6,268	55,661
(Benefit) provision for income taxes	(1,101,911)	217,124

Adjusted EBITDA	$(1,424,650)	$(236,566)

Adjusted EPS excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of certain selected items assists in providing a more complete understanding of its underlying results and trends and allows for comparability with the company’s peer company index and industry. Management uses this measure along with the corresponding GAAP financial measures to manage the company’s business and to evaluate its performance compared to prior periods and the marketplace. The company defines Non-GAAP (loss) income attributable to common stockholders as (loss) or income before amortization, stock-based compensation, expenses related to discontinued operations, acquisition expense. Adjusted EPS expresses adjusted (loss) income on a per share basis using weighted average diluted shares outstanding.

Adjusted EPS is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The company expects to continue to incur expenses similar to the adjusted income from continuing operations and adjusted EPS financial adjustments described above, and investors should not infer from the company’s presentation of these non-GAAP financial measures that these costs are unusual, infrequent or non-recurring.

The following table reconciles net (loss) income attributable to common stockholders and diluted earnings per share:

	For The Three Month Periods ended March 31,
	2019	2018
Net loss attributable to common stockholders	$(944,729)	$(794,419)
Amortization of intangibles	359,616	98,660
Stock-based compensation expense	167,474	35,318

Non-GAAP net loss attributable to common stockholders	$(417,639)	$(660,441)

Non-GAAP net loss per share attributable to common stockholders:

Basic	$(0.03)	$(0.07)

Diluted	$(0.03)	$(0.07)

Weighted average common shares outstanding:

Basic	14,239,711	10,140,459

Diluted	14,239,711	10,140,459

Important Cautions Regarding Forward-Looking Statements

One Stop Systems (OSS) cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. These forward-looking statements include statements regarding the company’s expected growth in 2019. The inclusion of forward-looking statements should not be regarded as a representation by One Stop Systems that any of its plans will be achieved.

Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation, risks associated with maintaining performance standards, continuing to fill purchase orders, impacts, costs and other features in the company’s product lines and other risks described in its prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in its Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

ONE STOP SYSTEMS, INC. (OSS)

UNAUDITED CONSOLIDATED BALANCE SHEETS

	Unaudited
	March 31, 2019	December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$455,434	$2,272,256
Accounts receivable, net	8,633,406	10,540,150
Inventories, net	9,393,622	6,823,930
Prepaid expenses and other current assets	848,614	666,330

	19,331,076	20,302,666
Property and equipment, net	2,440,694	1,759,086
Deposits and other	49,966	49,966
Deferred tax assets, net	3,670,903	2,505,632
Goodwill	7,914,211	7,914,211
Intangible assets, net	3,175,838	3,525,257

	$36,582,688	$36,056,818

ONE STOP SYSTEMS, INC. (OSS)

UNAUDITED CONSOLIDATED BALANCE SHEETS—CONTINUED

	Unaudited
	March 31, 2019	December 31, 2018
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,146,669	$3,708,865
Accrued expenses and other liabilities	4,681,021	3,930,718
Borrowings on bank lines of credit	553,965	422,960
Current portion of notes payable	219,319	1,156,915

Total current liabilities	10,600,974	9,219,458
Notes payable, net of current portion	214,315	265,038

Total liabilities	10,815,289	9,484,496

Commitments and contingencies
Stockholders’ equity
Common stock, $.0001 par value; 50,000,000 shares authorized; 14,270,426 and 14,216,328 shares issued and outstanding, respectively	1,427	1,422
Additional paid-in capital	27,605,783	27,424,113
Noncontrolling interest	500	500
Accumulated other comprehensive (loss) income	(40,727)	1,142
Accumulated deficit	(1,799,584)	(854,855)

Total stockholders’ equity	25,767,399	26,572,322

	$36,582,688	$36,056,818

ONE STOP SYSTEMS, INC. (OSS)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Three Month Periods ended March 31,
	2019	2018
Net revenue	$10,057,899	$7,119,712
Cost of revenue	7,646,277	4,906,846

Gross profit	2,411,622	2,212,866

Operating expenses:
General and administrative	2,043,934	1,073,048
Marketing and selling	1,137,932	869,015
Research and development	1,261,964	972,631

Total operating expenses	4,443,830	2,914,694

Loss from operations	(2,032,208)	(701,828)

Other income (expense):
Interest expense	(6,268)	(55,661)
Other, net	(8,164)	67,609

Total other (expense) income, net	(14,432)	11,948

Loss before income taxes	(2,046,640)	(689,880)
(Benefit) provision for income taxes	(1,101,911)	217,124

Net loss	$(944,729)	$(907,004)

Net loss attributable to noncontrolling interest	$—	$(112,585)

Net loss attributable to common stockholders	$(944,729)	$(794,419)

Net loss per share attributable to common stockholders:
Basic	$(0.07)	$(0.08)

Diluted	$(0.07)	$(0.08)

Weighted average common shares outstanding:
Basic	14,239,711	10,140,459

Diluted	14,239,711	10,140,459

ONE STOP SYSTEMS, INC. (OSS)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Three Month Periods ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(944,729)	$(907,004)
Net loss attributable to noncontrolling interest	—	(112,585)

Net loss attributable to common stockholders	(944,729)	(794,419)
Adjustments to reconcile net loss to net cash used in operating activities:
Net loss attributable to noncontrolling interest	—	(112,585)
Deferred (benefit) provision for income taxes	(1,165,219)	215,982
(Gain) on disposal of property and equipment	(1,050)	—
Provision for bad debt	(88)	91,127
Warranty reserves	(3,428)	1,326
Amortization of deferred gain	(16,479)	(28,838)
Depreciation and amortization	464,727	253,758
Inventory reserves	57,046	(457,872)
Amortization of debt discount	—	24,830
Stock-based compensation expense	167,474	35,318
Changes in operating assets and liabilities:
Accounts receivable	1,868,297	(111,949)
Inventories	(2,699,867)	430,121
Prepaid expenses and other current assets	(185,596)	(340,579)
Accounts payable	1,467,746	(2,803,316)
Accrued expenses and other liabilities	791,149	(433,714)

Net cash used in operating activities	(200,017)	(4,030,810)

Cash flows from investing activities:
Purchases of property and equipment, including capitalization of labor costs for test equipment and ERP, (net)	(803,243)	(13,387)
Proceeds from sales of property and equipment	1,050	—

Net cash used in investing activities	(802,193)	(13,387)

Cash flows from financing activities:
Proceeds from stock options exercised	14,201	54,575
Payment of payroll taxes on net issuance of employee stock options	—	(274,663)
Stock issuance costs	—	(1,810,902)
Proceeds from issuance of common stock	—	19,500,000
Net borrowings (repayments) on bank lines of credit	140,967	(3,334,508)
Payments on related-party notes payable	—	(163,483)
Payments on notes payable	(972,440)	(985,692)

Net cash (used in) provided by financing activities	(817,272)	12,985,327

	For The Three Month Periods ended March 31,
	2019	2018
Net change in cash and cash equivalents	(1,819,482)	8,941,130
Effect of exchange rates on cash	2,660	—
Cash and cash equivalents, beginning of period	2,272,256	185,717

Cash and cash equivalents, end of period	$455,434	$9,126,847

ONE STOP SYSTEMS, INC. (OSS)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS—CONTINUED

	For The Three Month Periods ended March 31,
	2019	2018
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$6,268	$39,351

Cash paid during the period for income taxes	$62,349	$—

Supplemental disclosure of non-cash transactions:
Fair value of warrants issued in connection with initial public offering	$—	$669,408

Reclassification of prepaid IPO expenses to additional paid in capital	$—	$887,450

Reclassification of inventories to property and equipment	$—	$384,318

Media Contact:

Katie Rivera

One Stop Systems, Inc.

Tel (760) 745-9883

Email contact

Investor Relations:

Ronald Both or Grant Stude

CMA

Tel (949) 432-7557

Email contact